NUTEX HEALTH REPORTS SEPTEMBER 30, 2025 THIRD QUARTER AND YEAR-TO-DATE FINANCIAL RESULTS
•Total revenue of $723.6 million for the first nine months of 2025 versus $222.3 million for the first nine months of 2024, an increase of 225.5%
•Net income attributable to Nutex Health Inc. of $59.0 million for the first nine months of 2025 versus net loss of $9.5 million for the first nine months of 2024, an increase of $68.5 million
•Diluted income per share of $8.87 for the first nine months of 2025 versus a loss per share of $1.91 for the first nine months of 2024
•EBITDA of $142.9 million for the first nine months of 2025 versus $19.9 million for the first nine months of 2024, an increase of 616.4%
•Adjusted EBITDA of $243.0 million for the first nine months of 2025 versus $16.1 million for the first half nine months of 2024, an increase of 1408.6%
•Net cash from operating activities of $177.7 million for the first nine months of 2025
HOUSTON, TX − (PRNewswire) – NOVEMBER 19, 2025 – Nutex Health Inc. (“Nutex Health” or the “Company”) (NASDAQ: NUTX), today announced financial results for the three and nine months ended September 30, 2025. Nutex Health is a physician-led, integrated healthcare delivery system comprised of 24 state-of-the-art micro hospitals and hospital outpatient departments (HOPDs) in 11 states and primary care-centric, risk-bearing physician networks.
Financial highlights for the three months ended September 30, 2025:
•Total revenue increased $189.0 million to $267.8 million for the three months ended September 30, 2025 as compared to total revenue of $78.8 million for the same period in 2024, an increase of 239.9%. The hospital division drove most of this growth, generating $260.2 million, up 262.8% from $71.7 million for the third quarter of 2024. Revenue from mature hospitals, which are hospitals opened prior to December 31, 2021, increased by 208.9% in 2025 compared to 2024.
•Of the $260.2 million in hospital revenue, $182.1 million (or approximately 70.0%) related to a combination of both higher acuity claims as well as success through the Independent Dispute Resolution (IDR) process.
•With regard to arbitration-related revenue: due to the continual underpayment from payors, we have continued to submit between 60-70% of our visits through the IDR process, we have won a legal determination on over 85% of the claims submitted, and we currently have an average collection rate of over 80% of the legal determination wins.
•Arbitration costs approximate 24-26% of the arbitration related revenue.
•Total stock-based compensation expense for the three months ended September 30, 2025 was $13.2 million compared to $2.0 million for the same period in 2024. Approximately 99.5% of total stock-based compensation expense of $13.2 million is due to the one-time obligations for under-construction and ramping hospitals.
•Operating income for the three months ended September 30, 2025 was $130.4 million compared to $9.7 million for the same period in 2024, representing a $120.7 million improvement year over year.
•Net income attributable to Nutex Health for the three months ended September 30, 2025 of $55.4 million as compared to net loss attributable to Nutex Health of $8.8 million for the same period in 2024. The $55.4 million in net income includes non-cash stock-based compensation expense of $13.2 million, while the $8.8 million net loss includes non-cash stock-based compensation expense of $2.0 million.
•EBITDA attributable to Nutex Health of $91.8 million, as compared to EBITDA attributable to Nutex Health of $4.3 million for the three months ended September 30, 2024, an increase of 2014.0%.
•Adjusted EBITDA attributable to Nutex Health of $98.5 million, as compared to Adjusted EBITDA attributable to Nutex Health of $9.7 million for the three months ended September 30, 2024.
•Total visits at the Hospital Division were 46,232 for the three months ended September 30, 2025, as compared to 41,668 for the same period in 2024, an increase of 4,564 or 11.0%. Visits at mature hospitals decreased by 0.6% in the three months ended September 30, 2025 as compared to the same period in 2024.
•Net cash from operating activities of $99.5 million for the three months ended September 30, 2025.
•As of September 30, 2025, the Company had total assets of $964.5 million, including cash and cash equivalents of $166.0 million, and long-term debt, net of $25.6 million.

Financial highlights for the nine months ended September 30, 2025:
•Total revenue increased $501.2 million to $723.6 million for the nine months ended September 30, 2025 as compared to total revenue of $222.3 million for the same period in 2024, an increase of 225.5%. The hospital division drove most of this growth, generating $700.5 million, up 251.4% from $199.4 million for the first nine months of 2024. Revenue from mature hospitals, which are hospitals opened prior to December 31, 2021, increased by 200.0% in 2025 compared to 2024.
•Of the $700.5 million in hospital revenue, $462.9 million (or approximately 66.1%) related to a combination of both higher acuity claims as well as success through the IDR process.
•With regard to arbitration-related revenue: due to the continual underpayment from payors, we have continued to submit between 60-70% of our visits through the IDR process, we have won a legal determination on over 85% of the claims submitted, and we currently have an average collection rate of over 80% of the legal determination wins.
•Arbitration costs approximate 24-26% of the arbitration related revenue.
•Total stock-based compensation expense for the nine months ended September 30, 2025 was $119.6 million compared to $2.0 million for the same period in 2024. Approximately 99.5% of total stock-based compensation expense of $119.6 million is due to the one-time obligations for under-construction and ramping hospitals.
•Operating income for the nine months ended September 30, 2025 was $244.7 million compared to $16.4 million for the same period in 2024, representing a $228.3 million improvement year over year.
•Net income attributable to Nutex Health for the nine months ended September 30, 2025 of $59.0 million as compared to net loss attributable to Nutex Health of $9.5 million for the same period in 2024. The $59.0 million in net income includes non-cash stock-based compensation expense of $119.6 million, while the $9.5 million net loss includes non-cash stock-based compensation expense of $2.0 million.
•EBITDA attributable to Nutex Health of $142.9 million, as compared to EBITDA attributable to Nutex Health of $19.9 million for the nine months ended September 30, 2024, an increase of 616.4%.
•Adjusted EBITDA attributable to Nutex Health of $243.0 million, as compared to Adjusted EBITDA attributable to Nutex Health of $16.1 million for the nine months ended September 30, 2024.
•Total visits at the Hospital Division were 140,074 for the nine months ended September 30, 2025, as compared to 122,944 for the same period in 2024, an increase of 17,130 or 13.9%. Visits at mature hospitals increased by 1.8% in the nine months ended September 30, 2025 as compared to the same period in 2024.
•Net cash from operating activities of $177.7 million for the nine months ended September 30, 2025.
Note: EBITDA and Adjusted EBITDA are non-GAAP financial metrics. A reconciliation of non-GAAP to GAAP measures is included below in this earnings release.
“We are continuing to add to a record year with 225% revenue growth, Adjusted EBITDA attributable to Nutex Health of $243.0 million, a 629% increase in gross profit and a record high cash balance of $166.0 million. Our financial performance highlights the strength of the business model with our strong balance sheet positioning us well for our planned growth strategy,” stated Jon Bates, Chief Financial Officer of Nutex Health.
“We are very pleased to deliver another successful and profitable quarter. With the audit revisions and related activities behind us, our team is fully focused on driving future growth both within existing operations and through new facilities. Our pipeline remains strong, reflecting continued demand for small hospitals across the country,” stated Tom Vo, M.D., MBA, Chairman and Chief Executive Officer of Nutex Health.
For more details on the Company’s financial results for the three and nine months ended September 30, 2025, please refer to our Quarterly Report on Form 10-Q filed with the U.S. Securities & Exchange Commission and accessible at www.sec.gov.
Nutex Health Inc. Regains Nasdaq Compliance
On November 19, 2025 Nutex received a letter from Nasdaq Listing Qualifications confirming that the Company has regained compliance with Nasdaq Listing Rule 5250(c)(1), which requires timely filing of periodic reports with the Securities and Exchange Commission.
The letter states that following the Company’s filing of its Form 10-Q for the period ended June 30, 2025 on November 18, 2025, Nasdaq has determined that Nutex Health Inc. now complies with the rule and that the matter is closed.
No further action is required by the Company in connection with this matter.
Conference Call on Restated 2024 and First Three Quarters of 2025 Results

The Company will host a conference call on Tuesday, December 2, 2025 at 10:30 a.m. ET to discuss its restated fiscal year 2024 results and its results for the first three quarters of 2025.
Participant Listening: 1-877-407-9208 or 1-201-493-6784
Participant Link: https://callme.viavid.com/viavid/?callme=true&passcode=13746493&h=true&info=company&r=true&B=6
To access the call, please dial in approximately five minutes before start time. Those who are unable to attend the live conference call may access the recording on the Company's website.

NUTEX HEALTH INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(In thousands, except share and per share amounts)	September 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$166,048	$40,640
Restricted short-term investments	—	2,941
Accounts receivable	387,409	232,449
Accounts receivable - related parties	7,353	3,602
Inventories	3,158	2,850
Income tax receivable	12,097	—
Prepaid expenses and other current assets	16,586	9,997
Total current assets	592,651	292,479
Property and equipment, net	82,821	77,933
Operating lease right-of-use assets	27,354	27,872
Financing lease right-of-use assets	225,719	218,889
Intangible assets, net	21,555	15,530
Goodwill, net	13,919	13,919
Deferred tax assets	—	7,987
Other assets	499	711
Total assets	$964,518	$655,320
Liabilities and Equity
Current liabilities:
Accounts payable	$45,475	$9,614
Accounts payable - related parties	4,082	806
Lines of credit	5,304	3,554
Current portion of long-term debt	18,004	14,395
Operating lease liabilities, current portion	2,111	2,080
Financing lease liabilities, current portion	7,108	7,705
Accrued arbitration expenses	64,313	47,742
Accrued income tax expense	—	26,533
Accrued stock-based compensation	11,194	16,356
Accrued expenses and other current liabilities	27,865	25,440
Total current liabilities	185,456	154,225
Long-term debt, net	25,574	22,466
Operating lease liabilities, net	30,423	30,617
Financing lease liabilities, net	270,077	259,479
Deferred tax liabilities	14,955	—
Total liabilities	526,485	466,787

Commitments and contingencies (Note 10)
Equity:
Common stock, $0.001 par value; 950,000,000 shares authorized; 6,905,262 and 5,511,452 shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	7	6
Additional paid-in capital	615,180	489,409
Accumulated deficit	(298,021)	(356,976)
Nutex Health Inc. equity	317,166	132,439
Noncontrolling interests	120,867	56,094
Total equity	438,033	188,533
Total liabilities and equity	$964,518	$655,320

NUTEX HEALTH INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands, except share and per share amounts)	2025	2024	2025	2024
Revenue:
Hospital division	$260,239	$71,733	$700,488	$199,367
Population health management division	7,565	7,062	23,090	22,964
Total revenue	267,804	78,795	723,578	222,331

Operating costs and expenses:
Payroll	38,817	29,848	109,961	85,249
Contract services	53,837	11,657	153,601	32,482
Medical supplies	3,307	3,983	11,920	12,894
Depreciation and amortization	5,003	4,972	15,343	13,691
Other	11,959	6,418	34,610	23,380
Total operating costs and expenses	112,923	56,878	325,435	167,696

Gross profit	154,881	21,917	398,143	54,635

Corporate and other costs:
Stock-based compensation	13,217	1,964	119,606	1,952
Impairment of assets	—	425	—	3,899
Impairment of goodwill	—	—	—	3,197
General and administrative expenses	11,297	9,865	33,830	29,175
Total corporate and other costs	24,514	12,254	153,436	38,223

Operating income	130,367	9,663	244,707	16,412

Interest expense, net	5,452	5,381	17,250	14,880
Loss on warrant liability	—	6,734	—	1,073
Other (income) expense	976	128	8,570	(711)
Income (loss) before taxes	123,939	(2,580)	218,887	1,170

Income tax expense	27,140	4,585	55,138	5,868

Net income (loss)	96,799	(7,165)	163,749	(4,698)

Less: net income attributable to noncontrolling interests	41,364	1,623	104,794	4,819

Net income (loss) attributable to Nutex Health Inc.	$55,435	$(8,788)	$58,955	$(9,517)

Earnings (loss) per common share
Basic	$8.27	$(1.72)	$9.63	$(1.91)
Diluted	$7.76	$(1.72)	$8.87	$(1.91)

NUTEX HEALTH INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Nine Months Ended September 30,
(In thousands)	2025	2024
Cash flows from operating activities:
Net income	$163,749	$(4,698)
Adjustment to reconcile net income to net cash from operating activities:
Depreciation and amortization	15,343	13,691
Loss on warrant liability	—	1,073
Impairment of assets	—	3,899
Impairment of goodwill	—	3,197
Derecognition of goodwill	—	453
Stock-based compensation expense	119,606	1,952
Changes to deferred taxes	22,942	(1,743)
Debt accretion expense	756	805
Changes in operating assets and liabilities:
(Increase)/Decrease in Accounts receivable	(154,960)	(4,253)
(Increase)/Decrease in Accounts receivable - related party	(3,751)	550
(Increase)/Decrease in Inventories	(308)	1,131
(Increase)/Decrease in Income tax receivable	(12,097)	—
(Increase)/Decrease in Prepaid expenses and other current assets	(6,376)	(1,361)
(Increase)/Decrease in Operating right-of-use assets	518	411
Increase/(Decrease) in Accounts payable	36,637	(7,975)
Increase/(Decrease) in Accounts payable - related party	3,276	(39)
Increase/(Decrease) in Operating lease liabilities	(164)	(692)
Increase/(Decrease) in Accrued arbitration expenses	16,571	—
Increase/(Decrease) in Accrued income tax expense	(26,533)	—
Increase/(Decrease) in Accrued expenses and other current liabilities	2,527	16,698
Net cash provided by operating activities	177,736	23,099

Cash flows from investing activities:
Acquisitions of property and equipment	(1,117)	(1,909)
Proceeds from restricted short-term investment	2,941	—
Cash related to sale of business	—	(361)
Cash related to asset acquisition	(1,994)	—
Net cash used in investing activities	(170)	(2,270)

Cash flows from financing activities:
Proceeds from lines of credit	5,043	1,132
Proceeds from notes payable	273	7,015
Repayments of lines of credit	(3,293)	(1,119)
Repayments of notes payable	(8,319)	(8,332)
Repayments of finance leases	(4,004)	(1,924)
Proceeds from common stock issuance, net issuance costs	—	9,202
Proceeds from exercise of warrants	—	801
Members' contributions	316	961
Members' distributions	(42,174)	(3,659)
Net cash provided by (used in) financing activities	(52,158)	4,077
Net increase in cash and cash equivalents	125,408	24,906
Cash and cash equivalents - beginning of the period	40,640	22,002
Cash and cash equivalents - end of the period	$166,048	$46,908

Non-GAAP Financial Measures (Unaudited)
EBITDA and Adjusted EBITDA. EBITDA and Adjusted EBITDA are used as a supplemental non-GAAP financial measure by management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies. We believe EBITDA and Adjusted EBITDA are useful because it allows us to more effectively evaluate our operating performance.
We define EBITDA as net income (loss) attributable to Nutex Health Inc. plus interest expense, income taxes, depreciation and amortization.
We define Adjusted EBITDA as net income (loss) attributable to Nutex Health Inc. plus net interest expense, income taxes, depreciation and amortization, further adjusted for stock-based compensation, certain defined items of expense and any acquisition-related costs and impairments. Interest expense includes interest on lease liabilities, which is a component of total finance lease cost. A reconciliation of net loss to Adjusted EBITDA is included below.
Beginning in the first quarter of 2025, we have updated our presentation of Adjusted EBITDA to separately disclose finance lease payments related to leases under ASC 842. We believe this change provides greater transparency into our operating performance.
Adjusted EBITDA is not intended to serve as an alternative to U.S. GAAP measures of performance and may not be comparable to similarly-titled measures presented by other companies. Adjusted EBITDA follows (in thousands):

	Three Months Ended September 30,
	2025		2024
Reconciliation of net income (loss) attributable to Nutex Health Inc. to Adjusted EBITDA:	(Updated)	(Prior)	(Updated)	(Prior)
Net income (loss) attributable to Nutex Health Inc.	$55,435	$55,435	$(8,788)	$(8,788)
Depreciation and amortization	5,003	5,003	4,972	4,972
Interest expense, net	5,452	5,452	5,381	5,381
Income tax expense	27,140	27,140	4,585	4,585
Allocation to noncontrolling interests	(1,243)	(1,243)	(1,808)	(1,808)
EBITDA	91,787	91,787	4,342	4,342
Loss on warrant liability	—	—	6,734	6,734
Impairment of assets	—	—	424	424
Finance lease payments(1)	(6,474)	—	(3,794)	—
Stock-based compensation	13,217	13,217	1,964	1,964
Adjusted EBITDA	$98,530	$105,004	$9,670	$13,464

	Nine Months Ended September 30,
	2025		2024
Reconciliation of net income (loss) attributable to Nutex Health Inc. to Adjusted EBITDA:	(Updated)	(Prior)	(Updated)	(Prior)
Net income (loss) attributable to Nutex Health Inc.	$58,955	$58,955	$(9,517)	$(9,517)
Depreciation and amortization	15,343	15,343	13,691	13,691
Interest expense, net	17,250	17,250	14,880	14,880
Income tax expense	55,138	55,138	5,868	5,868
Allocation to noncontrolling interests	(3,815)	(3,815)	(4,980)	(4,980)
EBITDA	142,871	142,871	19,942	19,942
Loss on warrant liability	—	—	1,073	1,073
Impairment of assets	—	—	3,898	3,898
Impairment of goodwill	—	—	3,197	3,197
Finance lease payments(1)	(19,512)	—	(13,957)	—
Stock-based compensation	119,606	119,606	1,952	1,952
Adjusted EBITDA	$242,965	$262,477	$16,105	$30,062
(1)Finance lease payments consist of cash payments for financing leases under ASC 842, which should be deducted from EBITDA. We believe this change is useful to investors to evaluate the ongoing operating performance of our business.

About Nutex Health Inc.
Headquartered in Houston, Texas and founded in 2011, Nutex Health Inc. (NASDAQ: NUTX) is a healthcare management and operations company with two divisions: a Hospital Division and a Population Health Management Division.
The Hospital Division owns, develops and operates innovative health care models, including micro-hospitals, specialty hospitals, and hospital outpatient departments (HOPDs). This division owns and operates 24 facilities in 11 states.
The Population Health Management division owns and operates provider networks such as Independent Physician Associations (IPAs). Through our Management Services Organization (MSO), we provide management, administrative and other support services to our affiliated hospitals and physician groups.

Forward-Looking Statements
Certain statements and information included in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Act of 1995. When used in this press release, the words or phrases “will”, “will likely result” “expected to,” “will continue,” “anticipated,” “estimate,” “projected,” “intend,” “goal,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks, known and unknown, and uncertainties, many of which are beyond the control of the Company. Such uncertainties and risks include, but are not limited to, our ability to successfully execute our growth strategy, changes in laws or regulations, including the interim final and final rules implemented under the No Surprises Act, economic conditions, dependence on management, dilution to stockholders, lack of capital, the effects of rapid growth upon the Company and the ability of management to effectively respond to the growth and demand for products and services of the Company, newly developing technologies, the Company’s ability to compete, conflicts of interest in related party transactions, regulatory matters, protection of technology, lack of industry standards, the effects of competition and the ability of the Company to obtain future financing. An extensive list of factors that can affect future results are discussed in the Annual Report on Form 10-K for the year ended December 31, 2024, and subsequent Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2025 under the heading “Risk Factors” in Part II, Item IA thereof, and other documents filed from time to time with the Securities and Exchange Commission. Such factors could materially adversely affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed within this press release.
FOR ADDITIONAL INFORMATION:
Nutex Health, Inc.
Jennifer Rodriguez – Investor Relations
investors@nutexhealth.com
– Media Contact
jrodriguez@nutexhealth.com